Exhibit 3.1

MEAD JOHNSON NUTRITION COMPANY
AMENDED AND RESTATED BY-LAWS
ARTICLE I
Offices
SECTION 1.     Registered Office. The registered office of Mead Johnson Nutrition Company (hereinafter called the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.
SECTION 2.     Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
Meetings of Stockholders
SECTION 1.     Place of Meeting. The meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto). Any previously scheduled meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such meeting of stockholders.
SECTION 2.     Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board.
SECTION 3.     Special Meetings. Except as otherwise required by law or by the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”) and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called by the Board, and only by the Board, pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board or by the Chairman of the Board. The term “Whole Board” shall mean the total number of directors then in office.
SECTION 4.     Notice of Meetings. Except as otherwise provided by law or by the Certificate, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article VII of these By-laws. Notice of adjournment of a meeting of stockholders need not be given if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.
SECTION 5.     Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class.
SECTION 6.     Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 7.     Order of Business. At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the annual meeting (i) by or at the direction of the chairman of the meeting, or (ii) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder who is a holder of record both at the time of the giving of the notice provided for in this Section 7 and at the time of the annual meeting, who is entitled to vote on such business at the meeting and who complies with the notice procedures set forth in this Section 7. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board (or any duly authorized committee thereof), the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. Stockholders seeking to nominate persons for election to the Board must comply with Section 1 or Section 2 of Article III of these By-laws and this Section 7 shall not be applicable to nominations except as expressly provided in Section 1 or Section 2 of Article III.
At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the President or, in the absence of the Chairman of the Board and the President, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.
In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the “Secretary”).
To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.
To be in proper written form, a stockholder’s notice to the Secretary must set forth in writing:
(i) as to each item of business the stockholder proposes to bring before the annual meeting, (a) a brief description of such business and the reasons for conducting such business at the annual meeting and any material interest of such stockholder in such business and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment, (b) a description of all agreements, arrangements, understandings and relationships between or among such stockholder and any other person or persons or entity or entities (including their names) in connection with the proposal of such business by such stockholder and any material interest of such persons or entities in such business, and (c) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and if the stockholder intends to solicit proxies in support of such proposal, a representation to that effect; and
(ii) as to each Proposing Person (as defined below), (a) the name and record address of such Proposing Person, (b) the class or series and number of shares of capital stock or other securities of the Corporation which are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, (c) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any shares of capital stock or other securities of the Corporation or with a price or value derived in whole or in part from the price or value of any shares of capital stock or other securities of the Corporation or any derivative, synthetic, hedging, swap or similar transaction or arrangement having characteristics of a long or short position or ownership interest in any shares of capital stock or other securities of the Corporation, whether or not any such instrument or right shall be subject to settlement in the underlying shares of capital stock or other securities of the Corporation or otherwise, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of shares of capital stock or other securities of the Corporation (each, a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (d) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has given or received a right to vote, directly or indirectly, any shares of capital stock or other securities of the Corporation, (e) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, which such Proposing Person has engaged in or is a party to, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to shares of capital stock or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any increase or decrease in the price or value of the shares of capital stock or other securities of the Corporation, (f) any rights to dividends on the shares of capital stock or other securities of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of capital stock or securities of the Corporation, (g) any performance-related fees (other than an asset-based fee) to which such Proposing Person is or may be directly or indirectly entitled based on any increase or decrease in the price or value of any shares of capital stock or other securities of the Corporation or Derivative Instruments, if any (the disclosures to be made pursuant to the foregoing clauses (a) through (g) are referred to as “Stockholder Information and Disclosable Interests”), and (h) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the proposal pursuant to Section 14 of the Exchange Act.
For the purposes of this Section 7, the term “Proposing Person” shall mean (i) the stockholder providing notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or any such beneficial owner, and (iv) any other person or entity with whom such stockholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.
A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
If a stockholder who has given proper notice of a proposal and otherwise complied with the procedures set forth in this Section 7 does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures. For purposes of these By-laws, the term “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

SECTION 8.     List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least ten (10) days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.
SECTION 9.     Voting. Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of stockholders to such number of votes, if any, for each share of such stock, as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of common stock shall be entitled at each meeting of stockholders to such number of votes, if any, for each share of such stock, as may be fixed in the Certificate, in each case, if registered in such stockholder’s name on the books of the Corporation:
(1)    on the date fixed pursuant to Section 6 of Article VI of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
(2)    if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
Except as otherwise required by law and except as otherwise provided for or fixed by or pursuant to the Certificate or these By-laws, at each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (other than the election of directors) shall be authorized by the affirmative vote of the holders of a majority of the total number of votes of the capital stock present in person or represented by proxy at the meeting and entitled to vote at such meeting, and where a separate vote by class or series is required, by the affirmative vote of the holders of a majority of the total number of votes of the capital stock of such class or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series.
Except as otherwise required by law and except as otherwise provided for or fixed by or pursuant to the Certificate or these By-laws, at each meeting of the stockholders at which directors are to be elected, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election, provided that if the number of nominees as of the record date for any such meeting exceeds the number of directors to be elected at the meeting, directors shall be elected by a plurality of the votes cast. For purposes of this Section 9, a majority of the votes cast means that the number of shares voted “for” the nominee’s election exceeds the number of shares voted “against” the nominee’s election.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.
SECTION 10.     No Action by Consent of Stockholders in Lieu of Meeting. Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.
SECTION 11.     Inspectors. The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.
ARTICLE III
Board of Directors
SECTION 1.     Notification of Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 1 or in Section 2 of this Article III shall be eligible for election as directors of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, at any annual meeting or any special meeting of the stockholders called for the purpose of electing directors, nominations for the election of directors may be made (i) by or at the direction of the Board (or any duly authorized committee thereof), (ii) by any stockholder (a) who is a stockholder of record both at the time of giving of the notice of nomination provided for in this Section 1 and at the time of the meeting, (b) who is entitled to vote for the election of directors and (c) who complies with the notice procedures set forth in this Section 1 or (iii) by any Eligible Stockholder (as defined below) who meets the requirements of and complies with Section 2 of this Article III. The foregoing clause (ii) and Section 2 of this Article III shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at any annual or special meeting.
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.
To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not less than one hundred twenty (120) nor more than one hundred fifty (150) days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, and (ii) with respect to an election to be held at a special meeting of stockholders, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made.
To be in proper written form, a stockholder’s notice to the Secretary must set forth in writing:
(i) as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) all information with respect to such person that would be required to be set forth in a stockholder’s notice pursuant to this Section 1 if such person were a Nominating Person (as defined below), (d) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, (e) a description of all direct and indirect compensation and other material agreements, arrangements and understandings and any other material relationships during the past three (3) years, between or among any Nominating Person, on the one hand, and such proposed nominee, his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, and (f) all other information that would be required to be disclosed pursuant to Item 404 of Regulation S−K promulgated by the SEC if such Nominating Person were the “registrant” for purposes of such rule and such proposed nominee were a director or executive officer of such registrant; and
(ii) as to each Nominating Person, (a) the Stockholder Information and Disclosable Interests (as defined in Section 7 of Article II of these By-laws, except that for purposes of this Section 1, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 7 of Article II), and (b) any other information relating to such Nominating Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected and with respect to each nominee for election or re-election to the Board, a completed and signed questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request).
For the purposes of this Section 1, the term “Nominating Person” shall mean (i) the stockholder providing notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners of capital stock of the Corporation, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or any such beneficial owner, and (iv) any other person or entity with whom such stockholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.
A stockholder providing notice of a nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned or postponed, on the first practicable date after any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in this Section 1 or Section 2 of this Article III. Only such persons who are nominated in accordance with the procedures set forth in this Section 1 or Section 2 of this Article III shall be eligible for election and to serve as directors of the Corporation.

SECTION 2.     Proxy Access.
(1)    Subject to the provisions of this Section 2, whenever the Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, if expressly requested by an Eligible Stockholder in a Notice of Proxy Access Nomination (as defined below) to have its nominee included in the Corporation’s proxy materials (including the proxy card) pursuant to this Section 2, then the Corporation shall include in its proxy statement for such annual meeting (in addition to any persons nominated for election by the Board or a committee thereof) (A) the name of any person nominated for election (the “Stockholder Nominee”) to the Board by any stockholder or group of no more than twenty (20) stockholders  that satisfies the requirements of paragraph (4) of this Section 2 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”) and (B) the Proxy Information (defined below).  For purposes of calculating the number of stockholders that constitute an Eligible Stockholder for purposes of this Section 2, (x) (i) a group of funds under common management and investment control or under common management and funded primarily by the same employer or (ii) a “group of investment companies” as such term as defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, in each case, shall be treated as one stockholder, and (y) no stockholder may be a member of more than one group of persons constituting an Eligible Stockholder and if a stockholder appears in more than one group, it shall be deemed to be a member of the group that has the largest ownership position. For purposes of this Section 2, the “Proxy Information” that the Corporation shall include in its proxy statement is the information provided by the Eligible Stockholder to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and if the Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Notwithstanding anything to the contrary contained in this Section 2, the Corporation shall not be required pursuant to this Section 2 to include any information regarding a Stockholder Nominee in its proxy materials for any meeting of stockholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Stockholder Nominees or nominees of the Board.
(2)    For any nominations to be properly brought by an Eligible Stockholder pursuant to this Section 2, the Eligible Stockholder must have timely delivered the Notice of Proxy Access Nomination. To be considered timely, the Notice of Proxy Access Nomination must be delivered to, or mailed to and received by, the Secretary no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation issued its proxy statement for the previous year’s annual meeting of stockholders (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier, or more than sixty (60) days later than the anniversary date of the immediately preceding annual meeting, in order to be timely, the Stockholder Notice must be so received not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made).

(3)    Stockholder Nominees.
(a)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2 (the “Final Proxy Access Nomination Date”), or if such amount is not a whole number, the closest whole number below twenty percent (20%), but not less than two (the “Maximum Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced.
(b)    With respect to any particular annual meeting, the Maximum Number of Stockholder Nominees provided for in this Section 2 shall be reduced by: (1) any Stockholder Nominee whom the Board decides to nominate as a Board nominee, (2) any Stockholder Nominee who is subsequently withdrawn, (3) any Stockholder Nominee who is subsequently excluded from the proxy statement pursuant to paragraph 8 of this Section 2 or whose nomination is determined to be invalid pursuant to paragraph 9 of this Section 2, (4) any director who had been a Stockholder Nominee at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board and (5) any nominee to the Board whose nomination is properly submitted pursuant to clause (ii) of Section 1 of this Article III.
(c)    Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2 exceeds the maximum number of nominees provided for in paragraph (3)(a) of this Section 2, the highest ranking Stockholder Nominee who meets the requirements of this Section 2 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, proceeding in order of the number (largest to smallest) of shares that each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(4)    Required Ownership.
(a)    In order to make a nomination pursuant to this Section 2, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is received by the Secretary in accordance with this Section 2 and the record date for determining the stockholders entitled to vote at the annual meeting and must continue to own the Required Shares through the meeting date. For purposes of this Section 2, the “Required Ownership Percentage” is three percent (3%) or more and the “Minimum Holding Period” is three (3) years.

(b)    For purposes of this Section 2, an Eligible Stockholder “owns” only those outstanding shares of the Corporation as to which the Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, however, that the number of shares calculated in accordance with the foregoing clauses (A) and (B) shall not include any shares (i) sold by such Eligible Stockholder in any transaction that has not been settled or closed, (ii) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell or (iii) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder, whether any such instrument or agreement is to be settled with shares or cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by such Eligible Stockholder.  Notwithstanding the foregoing, an Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which such Eligible Stockholder has (x) delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the Eligible Stockholder or (y) loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five (5) business days’ notice.  Whether outstanding shares of the Company are “owned” for purposes of this Section 2 shall be determined in the sole discretion of the Board and such determination shall be conclusive and binding.
(5)    Within the time period specified in paragraph (2) of this Section 2, an Eligible Stockholder must provide the following information (collectively, the “Notice of Proxy Access Nomination”) in writing to the Secretary:
(a)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
(b)    a copy of the Schedule 14N that has been, or is concurrently being, filed with the SEC as required by Rule 14a-18 under the Exchange Act;
(c)    the same information that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 1 of Article III of these By-laws;
(d)    the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(e)    a representation that the Eligible Stockholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (2) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board, (4) has not nominated and will not nominate for election to the Board any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2, (5) agrees to comply with all applicable laws and regulations applicable to the use, if any, of soliciting material, and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(f)    an undertaking that the Eligible Stockholder agrees to (1) assume all liability resulting from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation and (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2;
(g)    in the case of a nomination by a group of stockholders that is together an Eligible Stockholder, the designation by all group members of one member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and
(h)    if the Eligible Stockholder elects, the Statement.
(6)    Within the time period specified in paragraph (2) of this Section 2 for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary the information required to be furnished by a Nominating Person by Section 1 of Article III of these By-laws.
(7)    In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify (and in any case no later than three (3) business days after becoming aware of such defect) the Secretary of any defect in such previously provided information and provide the information that is required to correct any such defect.
(8)    The Corporation shall not be required to include in its proxy materials for any meeting of stockholders, pursuant to this Section 2, a Stockholder Nominee:

(a)    if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board,
(b)    if the Stockholder Nominee, in connection with service as a director of the Corporation, (x) is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or (y) receives or will receive any such compensation or other payment from any person or entity other than the Corporation, in either case that has not been fully disclosed to the Corporation,
(c)    if the Stockholder Nominee is or becomes party to any agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation will act or vote on any issue or question (a “Voting Commitment”),
(d)    who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board,
(e)    whose election as a member of the Board would cause the Corporation to be in violation of these By-laws, the Certificate, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded, or any applicable state or federal law, rule or regulation,
(f)    who is or has been, within the past three (3) years, an officer or director of a competitor of the Corporation, as defined in Section 8 of the Clayton Antitrust Act of 1914,
(g)    who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years,
(h)    if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board or any committee thereof,
(i)    who is subject to any order of the type specified in Rule 506(d) of regulations promulgated under the Securities Act of 1933,
(j)    if the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 2.
(9)    Notwithstanding anything to the contrary set forth herein, the Board or the chairman of the meeting of stockholders shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (A) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 2, as determined by the Board or the chairman of the meeting, (B) the Corporation receives notice that the Eligible Stockholder intends to nominate a person for election to the Board which stockholder does not elect to have its nominee(s) included in the Corporation’s proxy materials pursuant to this Section 2 or (C) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 2.
(10)    Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2 for the next two (2) annual meetings. For the avoidance of doubt, this paragraph 10 of Section 2 shall not prevent any stockholder from nominating any person to the Board pursuant to and in accordance with Section 1 of Article III these By-laws.
SECTION 3.     Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 4.     Place of Meeting. Subject to Sections 7 and 8 of this Article III, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 5.     Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or by a majority of the Whole Board, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.
SECTION 6.     Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.
SECTION 7.     Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 8.     Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 9.     Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 10.     Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 11.     Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 11 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.
SECTION 12.     Establishment of Committees of the Board of Directors. The Board may from time to time by resolution create committees of director, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules or procedure, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.
SECTION 13.     Chairman of the Board of Directors. The Board shall elect from its members an individual to serve as Chairman of the Board. The Chairman of the Board shall serve as the chairman of meetings of the Board and meetings of stockholders, except as otherwise provided for in these By-laws.
ARTICLE IV
Officers
SECTION 1.     Number; Term of Office; Salary. The officers of the Corporation shall be elected by the Board and shall consist of: a President and one or more Vice Presidents (including Assistant, Executive and Senior Vice Presidents) and a Treasurer, Secretary and Controller and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two (2) or more of said officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The salaries of the officers of the Corporation shall be fixed from time to time in the manner prescribed by the Board.
SECTION 2.     Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or by any superior officer upon whom such power may be conferred by the Board.
SECTION 3.     Resignation. Any officer may resign at any time by giving notice to the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 4.     President. The President shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board. The President shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders and of the Board.
SECTION 5.     Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the President or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation.
SECTION 6.     Treasurer. The Treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the President or as the Board may from time to time determine.
SECTION 7.     Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the President or as the Board may from time to time determine.
SECTION 8.     Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the President or as the Board may from time to time determine.
SECTION 9.     Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board. Any Assistant Treasurer or Assistant Secretary shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the President.
ARTICLE V
Indemnification
SECTION 1.     Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 3 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
SECTION 2.     Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article V, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.
SECTION 3.     Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article V, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 1 or Section 2 of this Article V or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
SECTION 4.     Good Faith Defined. For purposes of any determination under Section 3 of this Article V, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article V, as the case may be.
SECTION 5.     Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article V, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article V. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of this Article V, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article V nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
SECTION 6.     Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys’ fees) incurred by former directors or officers may be so paid upon such terms and conditions, if any, as the Board deems appropriate.
SECTION 7.     Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of directors and officers of the Corporation, as specified in Sections 1 and 2 of this Article V, shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article V but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
SECTION 8.     Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.
SECTION 9.     Certain Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.
SECTION 10.     Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11.     Limitation on Indemnification. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article V), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.
SECTION 12.     Contract Rights. The obligations of the Corporation under this Article V to indemnify a person who is or was a director or officer of the Corporation, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article V shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.
ARTICLE VI
Capital Stock
SECTION 1.     Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of the Corporation by, the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.
SECTION 2.     Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 3.     Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.
SECTION 4.     Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 5.     Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
SECTION 6.     Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
SECTION 7.     Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VII
Miscellaneous
SECTION 1.     Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
SECTION 2.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution by the Board.
SECTION 3.     Waiver of Notice. Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.
SECTION 4.     Amendments. These By-laws may be altered, amended or repealed, in whole or in part, and new By-laws may be adopted by (i) the affirmative vote of the shares representing not less than a majority of the votes entitled to be cast by the then outstanding shares of all classes and series of capital stock of the Corporation entitled generally to vote on the election of the directors of the Corporation at any annual or special meeting of the stockholders, provided that notice of the proposed alteration, amendment or repeal or of the proposed new By-law or By-laws be included in the notice of such meeting or waiver thereof, or (ii) the affirmative vote of not less than a majority of the Whole Board at any meeting of the Board, provided that notice of the proposed alteration, amendment or repeal or of the proposed new By-law or By-laws be included in the notice of such meeting or waiver thereof. Notwithstanding the foregoing, no alteration, amendment or repeal with respect to any provision under Article V of these By-laws or to this sentence shall be effective to any claim by a person under Article V based on any act or failure to act occurring before such alteration, amendment or repeal, to the extent detrimental to such claim by such person. The provisions of this Section 4 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Certificate or these By-laws.
SECTION 5.     Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted may be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 5, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
SECTION 6.     Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.
SECTION 7.     Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.
SECTION 8.     Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these By-laws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.
SECTION 9.     Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.